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                                                                    EXHIBIT 99.2

                              FOR IMMEDIATE RELEASE
              AMVAC PURCHASES GLOBAL DACTHAL(R) HERBICIDE BUSINESS

NEWPORT BEACH, CA, May 15, 2000 - AMVAC Chemical Corporation (AMVAC), a wholly owned subsidiary of American Vanguard Corporation (AMEX:AVD), and GBB Biosciences Corporation (GBB), are pleased to announce that AMVAC purchased GBB's worldwide Dacthal (DCPA) herbicide business.

Dacthal has been sold for weed control in crops such as onions, garlic, cauliflower, cotton and strawberries for approximately 30 years. The product is registered in 33 countries and has become a standard in preemergence weed control for a large number of specialty crops. For the USDA witchweed eradication program, the USDA reports that "for practically all vegetable crops, DCPA is the only treatment that we have that will provide direct preemergence control."

GBB was acquired by a Zeneca company in 1998 and was previously named 'ISK Biosciences Corporation'. GBB is an affiliate of Zeneca Ag Products Inc., and has elected to divest this business to AMVAC in a continuing effort to focus on core businesses.

AMVAC, which has grown primarily by acquiring mature products from companies including Zeneca Inc., E I. DuPont de Nemours & Company, Valent U.S.A. Corporation and Aventis CropScience, is excited to add this valuable herbicide to its list of products for the growers of specialty crops around the world. Eric Wintemute, President and CEO of American Vanguard Corporation, the parent of AMVAC stated, "This acquisition is in line with our growth strategy and we are extremely pleased to be working with the Zeneca Ag group again following our acquisition of Vapam(R) from Zeneca in 1996."

Glen Johnson, Senior Vice President and Director of Business Development at AMVAC, added, "Dacthal has been an effective product for weed control in high cash value crops around the world. We at AMVAC are looking forward to re-launching this product in all the key markets of the world where Dacthal has proven to be an important tool."

Amvac will begin selling Dacthal in the fall of 2000, subject to timely registration approvals. AMVAC anticipates a more significant impact to its financial results beginning in 2001.

GB Biosciences is an affiliate of Zeneca Ag Products, Inc., and both are wholly-owned subsidiaries of AstraZeneca PLC. Zeneca Ag Products, GBB and their Canadian affiliate, Zeneca Agro, together form a $1 billion North American agrochemical and professional pesticide products business with approximately 1,500 employees. Based in the United Kingdom, AstraZeneca PLC (NYSE:AZN) is a major $15.8 billion international bioscience business engaged in the research, development, manufacture and marketing of ethical (prescription) pharmaceuticals and agricultural products, and the supply of healthcare services.

On December 2, 1999, it was announced by the Board of AstraZeneca PLC that it had agreed with the Board of Novartis AG to demerge and simultaneously merge AstraZeneca's agrochemicals and Novartis' agrochemicals and seeds business to create a new listed company, Syngenta AG. The merger, which is subject to various conditions including competition authority and shareholder approval, is expected to be completed in the second half of 2000.

AMVAC is a manufacturer and marketer of crop protection and specialty products. Its products include: Vapam(R), Bidrin(R), PCNB, Dibrom(R), Fortress(R), Durham(TM) metaldehyde granules, Amid-Thin(R), Citrus Fix(TM), K-Salt(TM), Fruitone(R), Tre-Hold(R) and the azadirachtin products Ecozin(TM), Amazin(TM) and Ornazin(TM). In addition to AMVAC Chemical Corporation, American Vanguard's subsidiaries include GemChem, Inc., a national chemical distributor, AMVAC Chemical UK Ltd., the Company's Surrey, England-based office; Quimica Amvac de Mexico S.A. de C.V., the Company's Mexico subsidiary; and Environmental Mediation, Inc., an environmental consulting firm.

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American Vanguard Corporation News Release                                Page 2
May 15, 2000


AMVAC, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking information with respect to the Dacthal business are estimates by AMVAC's management and are subject to various risks and uncertainties that may cause results to differ from management's current expectations. Such factors include weather conditions, changes in regulatory policy, and other risks as detailed from time to time in American Vanguard's SEC reports and filings. Forward-looking statements with respect to the Dacthal business in this release represent AMVAC's management's judgment as of the date of this release. AMVAC disclaims, however, any intent or obligation to update such forward-looking statements.


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CONTACT:                                        -OR-        AVD'S INVESTOR RELATIONS FIRM
AMERICAN VANGUARD CORPORATION                                        The Equity Group Inc.
Eric G. Wintemute, President & CEO                                  www.theequitygroup.com
                                                                    ----------------------
James A. Barry, Senior Vice President & CFO                                  Loren Mortman
(949) 260-1200                                                       lmortman@equityny.com
                                                                     ---------------------
AMVAC Chemical Corporation                                                  (212) 836-9604
Glen D. Johnson, Senior Vice President & Director of Business Development
(949) 260-1212
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